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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 Amendment No. 1 (No. 333-122069) and related Prospectus of Digital River, Inc. for the sale of up to 1,480,000 shares of common stock and to the incorporation by reference therein of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Digital River, Inc., Digital River, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Digital River, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
April 15, 2005 Minneapolis, Minnesota

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Consent of Independent Registered Public Accounting Firm